Exhibit 10.15

Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of this 26th day of August, 2016 (the “Effective Date”), by and between MedImmune Limited, a company incorporated in England and Wales (under company number 2451177) whose registered office is Milstein Building, Granta Park, Cambridge, CB21 UK (“Licensor”), AbMed Corporation a Delaware corporation with its principal place of business at 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904 (“Company”) and, solely with respect to the specified provisions hereof, AbPro Corporation, a Delaware corporation with its principal place of business at 65 Cummings Park Drive, Woburn, Massachusetts 01801 (“AbPro”). Licensor, Company and AbPro are sometimes collectively referred to herein as the “Parties” and each separately as a “Party.”

RECITALS

WHEREAS, Licensor is a biopharmaceutical research and development company that owns or controls the rights to the Licensor Molecule (as defined below) and desires to collaborate with Company to further the research, clinical and commercial development of such Licensor Molecule; and

WHEREAS, Company is a wholly-owned subsidiary of AbPro;

WHEREAS, Company has the capability to commercially develop Products (as defined below) and desires to exclusively license the Licensor Molecule and the underlying intellectual property rights to further the research, development and commercialization of such Licensor Molecule; and

WHEREAS, Licensor desires to exclusively license the Licensor Molecule and the intellectual property rights to Company to support Company’s research, development and commercialization of such Licensor Molecule.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

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ARTICLE 1

DEFINITIONS

The following capitalized terms will have the meanings set forth below when used in this Agreement:

1.1	“AbPro Preferred Shares” shall have the meaning given to it in Section 32.

1.2	“Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with that Person. For the purpose of this definition, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.3	“ANG2” means angiopoietin-2 which is an angiopoietin that binds to the TIE-2 receptor and antagonizes the effect of angiopoietin-1 and which includes for illustrative purposes GenBank Accession Number AA143903.

1.4	“Applicable Law” means individually and collectively, any federal, state, local, national and supranational laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements having the binding effect of law of national securities exchanges, automated quotation systems or securities listing organizations, Regulatory Authorities, courts, tribunals and agencies, legislative bodies and commissions that are in effect from time to time during the term of this Agreement, each as the same may be amended or supplemented, that are applicable to the conduct of the activities under this Agreement.

1.5	“Control” or “Controlled” means, with respect to the intellectual property rights of a Party, that such Party and/or its Affiliates owns or has licensed (or otherwise has obtained rights to or under) such intellectual property rights and such Party and/or its Affiliates has the right to grant licenses or sublicenses, as applicable, to such intellectual property rights to the other Party as contemplated by this Agreement, without requiring the consent of a Third Party or violating the terms of any agreement or arrangement with such Third Party.

1.6	“Commercially Reasonable Efforts” mean exerting such efforts and employing such resources as would normally be exerted or employed by a reasonable Third-Party company for a product of similar market potential at a similar stage of its product life, when utilizing sound and reasonable scientific and business practice and judgement in order to develop the Product in a timely manner and maximize the economic return to the Parties from its commercialization.

1.7	“Common Stock” shall have the meaning given to it in Section 5.1(a).

1.8	“Company Indemnitees” shall have the meaning given to it in Section 9.1(b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.9	“Confidential Information” means all information, technology, inventions, discoveries, know-how, data, formulae, compositions, biological materials, substances, processes and equipment which are regarded as confidential by a Party (hereinafter, the “Disclosing Party”) and disclosed to the other Party (hereinafter, the “Receiving Party”). Notwithstanding the foregoing, specific information shall not be considered “Confidential Information” to the evidence that such information: (a) was known by the Receiving Party prior to communication by the Disclosing Party of such information to such Receiving Party; (b) was a matter of public knowledge at the time of such disclosure to the Receiving Party; (c) becomes a matter of public knowledge, without fault on the part of the Receiving Party, subsequent to the disclosure by the Disclosing Party of such information to the Receiving Party; (d) was disclosed to the Receiving Party by a Third Party lawfully having possession of such information without an obligation of confidentiality; or (e) was independently discovered or developed by the Receiving Party or its Affiliates, without the use of the Disclosing Party’s Confidential Information as evidenced by contemporaneous written evidence.

1.10	“Convertible Preferred Stock” shall have the meaning given to it in Section 3.2.

1.11	“Dispute” shall have the meaning given to it in Section 13.1.

1.12	“Distributor” shall mean any Third Party to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute a Product pursuant to Section 2.1(b).

1.13	“First Commercial Sale” shall mean the first Sale anywhere in the applicable License Territory of a Product.

1.14	“Initial Financing” shall have the meaning given to it in Section 3.2.

1.15	“License Field” shall mean all fields of use.

1.16	“License Territory” shall mean worldwide.

1.17	“Licensor Common Shares” shall have the meaning given to it in Section 5.1(a).

1.18	Licensor Indemnitees” shall have the meaning given to it in Section 9.1(a).

1.19	“Licensor Molecule” means the proprietary bispecific antibody (ies) Controlled by Licensor known as “ANG2/VEGF-H1RK” identified in the Licensor Patent Rights.

1.20	“Licensor Molecule IP” means any and all (i) Licensor Patent Rights and/or (ii) Licensor Know-How.

1.21

“Licensor Know-How” means research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data or information, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

Confidential

pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other data, information, reports or studies Controlled by Licensor and/or its Affiliates concerning or otherwise related to the Licensor Molecule as set forth in Appendix B and includes, without limitation, the Licensor Molecule and the sequences for or not any of the foregoing is in the public domain.

1.22	“Licensor Patent Rights” shall mean the Licensor’s rights in the patents and/or patent applications listed in Appendix A, and/or the equivalent of such application including any divisional, continuation, or continuation-in-part application, and/or any foreign patent application and/or Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof.

1.23	“Licensor Preferred Shares” shall have the meaning given to it in Section 5.1(b).

1.24	“Net Sales” shall be calculated as set forth in this Section 1.24:

(a)	Subject to the conditions set forth below, “Net Sales” shall mean:

(i)	the gross amount received, cash or non-cash, by Company and its Affiliates and Sublicensees for or on account of Sales of Products;

(ii)	less the following amounts to the extent actually paid by Company Affiliates or its Sublicensees in effecting such Sale:

i.	amounts repaid or credited by reason of rejection or return of applicable Products;

ii.	normal and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

iii.	amounts for outbound transportation, insurance, handling and shipping, but only to the extent separately invoiced in a manner that clearly specifies the charges applicable to the applicable Products; and

iv.	taxes, customs duties and other governmental charges levied on or measured by Sales of Products, to the extent separately invoiced, whether paid by or on behalf of Company, but not franchise or income taxes of any kind whatsoever.

(iii)	In no event will any particular amount, identified above, be deducted more than once in calculating Net Sales.

(b)	Specifically excluded from the definition of “Net Sales” are amounts attributable to any Sale of any Product between or among Company and any Company Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)	Net Sales shall be deemed to have occurred and the applicable Product “Sold” on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

1.25	“Patent Costs” shall have the meaning given to it in Section 5.2.

1.26	“Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, limited liability company, or other entity.

1.27	“Product” shall mean any article, device or composition comprising a bispecific antibody targeting both VEGF and ANG2 that (i) is covered by a least one Valid Claim within the Licensor Patent Rights and/or (ii) comprises and/or whose development used in any way the Licensor Know How.

1.28	“Payment” shall have the meaning given to it in Section 5.8.

1.29	“Regulatory Approval(s)” means, with respect to a Product, all regulatory approvals, authorizations, licenses, applications, supplements, variations, agreements and/or permits issued by any Regulatory Authority in such country necessary to research, develop, manufacture, market, and otherwise commercialize the Product in accordance with Applicable Law.

1.30	“Regulatory Authority” means any federal, national, international, state or local regulatory authority, regulatory agency or other governmental body or entity in any country with authority over the research, development, testing, manufacture, use, storage, importation, promotion, marketing, pricing or sale of a pharmaceutical product in such country, including the United States Food and Drug Administration (FDA) and the European Medicines Agency (EMA).

1.31	“Regulatory Exclusivity Expiry” means in relation to a particular Product, on a country by country basis, the date upon which any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority in connection with a Regulatory Approval expires or lapses, thereby providing a Third Party the right to sell a biosimilar version of such Product in the applicable country.

1.32	“Reporting Period” shall mean each three (3) month period ending March 31, June 30, September 30 and December 31.

1.33	“Research Plan” shall have the meaning given to it in Section 3.1.

1.34	“Royalty Term” shall have the meaning given to it in Section 5.5.

1.35	“Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product for valuable consideration (in the form of cash or otherwise).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.36	“Sublicensee” shall mean any sublicensee of rights granted in accordance with Section 2.1(a). For purpose of this Agreement, a Distributor of a Product shall not be included in the definition of Sublicensee unless such Distributor (i) is granted any right to make, have made, use or have used, Sell, have Sold the Licensor Molecule and/or Products in accordance with Section 2.1(a), or (ii) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor’s sales of the Licensor Molecule and/or Products, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.

1.37	“Third Party” means any Person other than the Parties or their respective Affiliates.

1.38	“Upstream Licenses” means the licenses, collaboration and/or other agreements entered into by Licensor and/or its Affiliates and one or more Third Parties pursuant to which the Licensor Molecule and/or the Licensor Molecule IP are licensed to Licensor and/or its Affiliates and sublicensed to the Company under this Agreement.

1.39	“Valid Claim” means, with respect to a particular country, a claim in a patent application and/or an unexpired patent within the Licensor Patent Rights in such country that has not lapsed or been abandoned, disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; provided that if a pending claim of a patent application within the Licensor Patent Rights does not issue within [*] years from its earliest priority date, such pending claim will cease to be a Valid Claim unless and until actually issued.

1.40	“VEGF” means a vascular endothelial growth factor that binds to a vascular endothelial growth factor receptor and promotes endothelial cell growth and which includes for illustrative purposes GenBank Accession Number AAM03108,

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (d) the terms “Section,” “Article” or “Appendix” refer to the specified Section, Article or Appendix of this Agreement; (e) the term “including” means “including without limitation”; (f) “days” refers to calendar days, “quarterly” refers to calendar quarter, and “annual” refers to calendar year; and (g) “will” shall mean “shall”.

ARTICLE 2

LICENSE

2.1	Grant of License.

(a) Subject to the terms of this Agreement, Licensor hereby grants to Company an exclusive (even as to Licensor), royalty-bearing, sublicenseable (in accordance with Section 22) license in the License Field under the Licensor Molecule IP to make, have made, use, have used, Sell and have Sold the Licensor Molecule and/or Products in the License Territory. For the avoidance of doubt, Company shall not be licensed under the Licensor Molecule IP to make, have made, use, have used, Sell and have Sold any article, device or composition that binds to ANG2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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alone or VEGF alone, or any other item except the Licensor Molecule or Products, it being acknowledged that the license set forth above is restricted solely to the Licensor Molecule and/or Products. For the further of avoidance of doubt, Licensor shall have the exclusive right under the Licensor Molecule IP to make, have made, use, have used, Sell and have Sold any article, device or composition except Licensor Molecule and Products

(b) The license granted in Section 2.1(a) above includes: (i) the right to grant to the final purchaser, user or consumer of the Licensor Molecule and/or Products the worldwide right to use such purchased Licensor Molecule and/or Products in a method coming within the scope of Licensor Patent Rights; and (ii) the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Licensor Molecule and/or Products for or on behalf of Company, its Affiliates and/or Sublicensees in a manner consistent with this Agreement.

2.2 Sublicenses. Subject to Section 2.1(b), any sublicense granted by Company shall be [*]. Licensor shall, [*], or in the event that [*]. Each sublicense granted hereunder shall be consistent with and comply with all terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement [*]. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 12.6. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

2.3 Upstream Licenses. Licensor shall at all times remain responsible for the payment of any royalty, milestone and other payment obligations, if any, due to Third Parties under any Upstream Licenses to which Licensor is bound and all such payments shall be timely made, or otherwise agreed, by the Licensor in accordance with the terms of the applicable Upstream License.

2.4 Retained Rights. Except as expressly set forth in this Agreement, no other rights, express or implied, are granted to Company by Licensor and no additional rights shall be deemed granted by implication, estoppel or otherwise.

ARTICLE 3

RESEARCH AND DEVELOPMENT

3.1 Research Plan. Within [*] of the Effective Date, AbPro shall develop in good faith, and provide to Licensor, a written plan for advancing the research and development of the Licensor Molecule (the “Research Plan”). Company shall use Commercially Reasonable Efforts to perform such Research Plan and to develop the Licensor Molecule towards a Product in compliance with all Applicable Laws. Such Commercially Reasonable Efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

Milestones required to be achieved to evidence use of Commercially Reasonable Efforts	Date milestone to be achieved
Investigational New Drug (IND) Application Filed with [*]	[*]
Phase [*] Studies, [*] Dosed	[*]
Phase [*] Studies, [*] Dosed	[*]
[*] for Regulatory Approval Filed with [*]	[*]
When [*] for Products First Exceeds [*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.2 Initial Financing. AbPro shall contribute at least Five Million Dollars (USD $5MM) (“Initial Financing”) to Company (which may be contributed in one or more installments, provided that the first installment shall be in an amount of at least One Million Dollars (USD $1MM) and shall be contributed within [*] of the Effective Date and provided further that a total of Two Million and Five Hundred Thousand Dollars (USD $2.5MM) shall be contributed by [*]) in exchange for shares (the “AbPro Preferred Shares”) of the Series A Preferred Stock, par value $$0.001 per share, of Company (the “Convertible Preferred Stock”). The proceeds of such contribution shall be used by Company to perform the Research Plan.

3.3 Development and Commercialization. Following Regulatory Approval of a Product, Company shall use its Commercially Reasonable Efforts to Sell such Product at its own cost and expense, and following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Affiliates, Distributors and/or Sublicensees use its Commercially Reasonable Efforts to make continuing Sales of the applicable Product in such country.

ARTICLE 4

REGULATORY MATTERS

4.1 Regulatory Activities and Submissions Generally. The Company and AbPro will confer and cooperate with one another with respect to all dealings with Regulatory Authorities concerning the Product and will jointly prepare a strategy concerning any applications for Regulatory Approvals, including without limitation, discussions regarding the regulatory documentation to be filed, the decision as to whether to make such filings and the timing of such filings. Company will periodically report to Licensor the status of any pending or proposed applications for Regulatory Approval for the Product in the License Territory and will keep Licensor fully informed on an ongoing basis regarding the schedule and process for the preparation of such applications for Regulatory Approval for any given Product.

4.2 Regulatory Approvals. All applications for Regulatory Approval of the Products shall be filed and maintained in the name of Company and Company shall be the owner of all resulting Regulatory Approvals. Company shall have responsibility for dealing with Regulatory Authorities, including filing all supplements and other documents with such Regulatory Authorities with respect to obtaining or maintaining Regulatory Approvals, reporting all adverse events related to the Product, and handling all Product complaints.

4.3 Product Reporting Events. Except as otherwise agreed upon by the Parties in writing, after Regulatory Approval or a Product, on an ongoing basis, Company will be responsible for reporting any adverse events for the Product sold in the License Territory to the applicable Regulatory Authority.

4.4 Product Complaints. Company will have the sole authority and responsibility for: (i) investigating and responding to any complaints relating to any Product sold in the License Territory, (ii) reporting any complaints relating to any Product that are required to be reported to the applicable Regulatory Authority in the License Territory, and (iii) responding to any Regulatory Authority inquiries regarding any Product in the License Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.5 Product Recalls. The Parties each agree to share with each other any information that might lead to field-corrections, recalls, and market withdrawals of any Product, within twenty-four (24) hours of its receipt of such information. Company will have the responsibility to handle all field corrections, recalls, and market withdrawals of the Product in the License Territory in accordance with Applicable Law.

ARTICLE 5

PAYMENTS AND ROYALTIES

5.1 License Issue Fee.

(a) Common Stock. As partial consideration for the rights and licenses granted to Company herein, on the Effective Date, Company shall issue Licensor [*] shares (the “Licensor Common Shares”) of the common stock, par value $0.001 per share, of Company (the “Common Stock”), equal to eighteen percent (18%) of all of the capital stock of Company on a fully diluted basis. On the Effective Date, Company shall deliver to Licensor (i) stock certificates evidencing the Licensor Common Shares, registered in Licensor’s name; (ii) certified copies of Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, each as in effect on the Effective Date and which are set forth in Appendix C attached hereto; (iii) the executed Shareholders Agreement, in the form attached in Appendix D hereto and (iv) a certificate of good standing for Company from the State of Delaware.

(b) Convertible Preferred Stock. As partial consideration for the rights and licenses granted to Company herein, at any time Company issues shares of the Convertible Preferred Stock, Company shall issue Licensor, without any further consideration therefor, a number of shares (the “Licensor Preferred Shares”) of the Convertible Preferred Stock equal to [*], until such time as the aggregate original principal amount on the Licensor Preferred Shares so issued equals [*]. The Convertible Preferred Stock and the Common Stock shall have the rights and preferences respectively as set forth in the Certificate of Incorporation.

(c) Observer Rights. Company shall give Licensor written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors, and Company shall permit a representative of Licensor, in Licensor’s sole discretion, to attend as an observer all meetings of its board of directors and all committees thereof; provided, however, that the Company reserves the right to exclude Licensor’s representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, Company shall give written notice thereof to Licensor prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d) Capitalization of Company. As of the Effective Date and immediately thereafter, the authorized capital stock of Company shall consist of [*] shares of Common Stock, of which [*] shares shall be issued and outstanding and [*] shares of Convertible Preferred Stock, of which [*] shares shall be issued and outstanding. As of the Effective Date, Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Convertible Preferred Stock. As of the Effective Date, Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to Company’s Certificate of Incorporation as set forth in Appendix C attached hereto. As of the Effective Date, all of the outstanding shares of Company’s capital stock shall be validly issued, fully paid and nonassessable.

5.2 Patent Cost Reimbursement. Company shall reimburse Licensor for all documented, out of-pocket costs associated with the preparation., filing, prosecution and maintenance of Licensor Patent Rights (the “Patent Costs”) incurred by Licensor after the Effective Date. Company shall pay to Licensor all Patent Costs within [*] of Company’s receipt of an invoice for such Patent Costs from Licensor.

5.3 Milestone Payments. In addition to the payments set forth in Sections 51 and 5.2 above, Company shall pay Licensor the following one-time milestone payments within [*] following achievement of the corresponding milestone:

Development Milestones	Payment Amount
Phase [*] Studies, [*] Dosed	[*]
Phase [*] Studies, [*] Dosed	[*]
[*] for Regulatory Approval Filed with [*]	[*]
[*] Regulatory Approval by [*]	[*]
[*] Filing for Regulatory Approval	[*]
[*] Regulatory Approval	[*]
[*] Filing for Regulatory Approval	[*]
[*] Regulatory Approval	[*]

5.4 Net Sales Milestones. Company shall pay Licensor the following one-time milestone payments upon sales of Products achieving the following Net Sales Events (whether such achievement is Company or its Sublicensees):

Net Sales Event	Payment Amount
When annual worldwide Net Sales for Products first exceeds [*]:	[*]
When annual worldwide Net Sales for such Licensed Product first exceeds [*]:	[*]
When annual worldwide Net Sales for such Licensed Product first exceeds [*]:	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.5 Royalties. On a country-by-country and Product by Product basis commencing upon the First Commercial Sale of any such Product, Company shall pay Licensor a royalty payment calculated as a percentage of Net Sales at the royalty rates set forth below:

Cumulative Annual Worldwide Net Sales (USD)	Applicable Royalty Rate
Less than or equal to [*]:	[*]
Greater than [*] but less than [*]	[*]
Greater than [*] but less than [*]	[*]
Greater than [*]	[*]

Such royalties shall be payable on a country-by-country basis for a period commencing from the First Commercial Sale in each country until the later of (i) the expiration of the last to expire Licensor Patent Right containing a Valid Claim which covers the sale of such Product in such country, (ii) the tenth (10th) anniversary of the date of the First Commercial Sale of such Product in such country, and (iii) Regulatory Exclusivity Expiry in such country (“Royalty Term”). All payments due to Licensor under this Section 5.5 shall be due and payable by Company within [*] after the end of each Reporting Period, and shall be accompanied by a report as set forth in Section 6.3.

5.6 Third Party Royalty Reductions. In the event that Company is required to make royalty payments to one or more Third Parties in order to make, use, Sell or import the Licensor Molecule, Products or otherwise practice the Licensor Molecule IP, then Company may reduce the total royalty payable to Licensor hereunder by offsetting up to [*] of any royalty payments paid to such Third Party against any royalty payments that are due to Licensor hereunder in a given Reporting Period; provided, however, the royalties payable to any such Third Party are necessary to make, use, Sell or import the Licensor Molecule, Products or otherwise practice the Licensor Molecule IP. For the avoidance of doubt, the royalties payable by Company to Licensor hereunder shall not be reduced pursuant to this Section 5.6 in respect of any royalties paid by Licensor pursuant to the Upstream Licenses (as set forth in Section 2.3 hereof).

5.7 Know-How Only Royalty Reduction. In the event a Product is being sold in a country for a period when no Valid Claim exists in that country that covers the use, offer for sale, Sale or import of such Product in such country, then the royalty rate for royalties payable to Licensor under Sections 5.5 shall be reduced by [*] for such period during the Royalty Term in such country. In no event shall the royalties paid by Company to Licensor in any quarter be reduced pursuant to Section 5.6 and 5.7 to less to less than [*] of Net Sales.

5.8 Form of Payment. The milestones, royalties, fees and other amounts payable by any Party to the other Party pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes except for any withholding taxes required by Applicable Law. Except as provided in this Section the receiving Party shall be solely responsible for paying any and all taxes [*] levied on account of, or measured in whole or in part by reference to, any Payments it receives. The paying Party shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. The paying Party shall [*] the receiving Party [*] such withholding tax. Notwithstanding the foregoing, if a receiving Party is entitled under any applicable tax treaty to a reduction of rate of or the elimination of, or the recovery of,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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applicable withholding tax, it shall deliver to the paying Party or the appropriate governmental authority (with the assistance of the paying Party to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the paying Party of its obligation to withhold such tax and the paying Party shall apply the reduced rate of withholding or dispense with the withholding, as the case may be; provided that the paying Party has received evidence of the receiving Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [*] prior to the time that the Payments are due. If, in accordance with the foregoing, the paying Party withholds any amount, it shall pay to the receiving Party the balance when due, make timely payment to the proper governmental authority of the withheld amount and send to the receiving Party proof of such payment within [*] following such payment.

ARTICLE 6

REPORTS AND RECORDS

6.1 Diligence Reports. Within [*] after the end of each calendar year, Company shall report in writing to Licensor on progress made toward the objectives set forth in Section 3.1 during such preceding twelve (12) month period, including, without limitation, progress on research and development., status of applications for Regulatory Approvals. Licensor shall have the right to disclose copies of any and all reports sent to Licensor by Company pursuant to this Section 6.1 to the licensors of the applicable Upstream Licenses, but only to the extent that each such licensor is subject to a written obligation of confidentiality which is at least as protective of Company’s Confidential Information as is provided in Article 11.

6.2 Milestone Achievement Notification. Company shall report to Licensor the dates on which it achieves the milestones set forth in Section 5.3 within [*] of each such occurrence.

6.3 Sales Reports. Company shall report to Licensor the date on which Company or its Affiliates or Sublicensees achieve the First Commercial Sale in each country of the License Territory within [*] of such occurrence. Following the First Commercial Sale, Company shall deliver reports to Licensor within [*] after the end of each Reporting Period. Each report under this Section 6.3 shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a) the number of Products Sold by Company, its Affiliates and Sublicensees in each country of the License Territory;

(b) the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Product, in each country of the License Territory, and total billings or payments due or made for all Products;

(c) calculation of Net Sales for the applicable Reporting Period in each country of the License Territory, including an itemized listing of permitted offsets and deductions;

(d) total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e) any other payments due to Licensor under this Agreement. If no amounts are due to Licensor for any Reporting Period, the report shall so state.

6.4 Audit Rights. Company shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Licensor in relation to this Agreement, which records shall contain sufficient information to permit Licensor and its representatives to confirm the accuracy of any payments and reports delivered to Licensor and compliance in all other respects with this Agreement. Company shall retain, and shall cause each of its Affiliates and Sublicensees to retain, such records for the longer of (i) at least [*] following the end of the calendar year to which they pertain; or (ii) as required by Applicable Law. Company shall make available to Licensor and/or its representatives such records, upon at least [*] advance written notice, for inspection during normal business hours to verify any reports and payments made and/or compliance in other respects under this Agreement; provided, however, that Licensor and its representatives agree to treat all such records made available to Licensor as Company’s or, as applicable its Affiliates’ or Sublicensees’ Confidential Information in accordance with the provisions of this Agreement, Licensor shall be responsible for any costs associated with such inspections unless such inspection shows that there is an inaccuracy of more than [*] and more than [*] in any royalty statement, in which case the Company shall pay any and all costs associated with that inspection.

ARTICLE 7

PATENT PROSECUTION AND MAINTENANCE

7.1 Prosecution. Subject at all times to this Section 7.1, Licensor shall have the right, but no obligation, to prepare, file, prosecute, and maintain (including controlling any opposition proceedings) all patent applications and patents included in Licensor Patent Rights. Should Licensor elect not to continue any preparation, filing, prosecution and maintenance of Licensor Patent Rights that include or would reasonably support at least one (1) claim that covers the Licensor Molecule or Product or a method of use thereof Licensor shall give Company at least [*] prior notice of such election so that Company may assume responsibility for such activities for the patent applications and patents included in the Licensor Patent Rights that include or would reasonably support at least one (1) claim that covers the Licensor Molecule or Product or a method of use thereof. For the purposes of Sections 7.1 and 7.2, the determination of whether the Licensor Patent Rights include or support at least one (1) claim that covers the Licensor Molecule, the Product or methods of use thereof shall be made by Licensor in good faith and in consultation with the Company and, as necessary, their respective patent counsel.

7.2 Copies of Documents. With respect to any Licensor Patent Rights licensed hereunder, Licensor or Company, as the case may be, shall instruct the patent counsel prosecuting such Licensor Patent Rights that include or would reasonably support at least one (1) claim that covers the Licensor Molecule or Product or a method of use thereof to (x) copy Company or Licensor, as the case may be, on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office (USPTO) and foreign equivalent, as applicable; (y) if requested by Company or Licensor, as the case may be, provide such other party copies of draft submissions to the USPTO and foreign equivalent prior to filing; and (z) give good faith consideration to the comments and requests of Licensor, Company, or their respective patent counsel.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.3 Company’s Election Not to Proceed. Company may elect to surrender any patent or patent application in Licensor Patent Rights in any country upon [*] advance written notice to Licensor. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to Licensor’s receipt of such notice in accordance with Section 5.2. Such surrendered U.S. or foreign patent application or patent shall thereupon cease to be a Licensor Patent Right hereunder and accordingly Company shall not be licensed under such patent or patent application and shall have no further rights therein.

ARTICLE 8

THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

8.1 Licensor Right to Enforce and Defend. Licensor shall have the right, but not obligation, to enforce the Licensor Patent Rights from infringement and take any action in connection with defending, preserving or protecting the validity or scope of the Licensor Patent Rights, including, without limitation, any action in relation to any pre-grant or post-grant challenge or proceeding before any patent office. If Company shall have supplied Licensor with written evidence demonstrating infringement of a claim of a Licensor Patent Right by a Third Party consistent with the license rights granted to Company under Section 2.1(a), Company may by notice request Licensor to take steps to protect such Licensor Patent Right. Licensor shall notify Company within [*] of the receipt of such notice, or sooner if required by Applicable Law, whether Licensor intends to take legal action in connection the alleged infringement. If Licensor notifies Company that it intends to take such action, Licensor shall, within [*] of its notice to Company either (i) attempt to cause such infringement to terminate, or (ii) initiate legal proceedings against the alleged infringer. The costs of any steps taken by Licensor to enforce its Licensor Patent Rights in accordance with this Section 8.1 will be borne by the Licensor and any damages, settlement, or other agreement related thereto will be [*].

8.2 Company Right to Enforce and Defend. In the event Licensor notifies Company that Licensor does not intend to take legal action in connection with an infringement identified in the second sentence under Section 8.1, or if Licensor otherwise fails to notify Company whether Licensor intends to take such action in accordance with the second sentence under Section 8.1, then Company may, upon notice to Licensor, initiate legal proceedings against the alleged infringer at Company’s expense with respect to any claim of a Licensor Patent Right that covers the Licensor Molecule or Product or a method of use thereof, consistent with the license rights granted to Company under Section 2.1(a) in the License Field in the License Territory. If required by Applicable Law, Licensor will be joined as a party-plaintiff in such suit in accordance with Section 8.3. Before commencing such action, Company and, as applicable, any Affiliate, shall consult with Licensor in an effort to use reasonable efforts to accommodate the views of Licensor regarding the proposed action, including without limitation with respect to potential effects on the public interest. Company shall be responsible for all costs, expenses and liabilities in connection with any such action, regardless of whether Licensor is a party-plaintiff, except for the expense of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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any independent counsel retained by Licensor, and [*] any damages or settlement amounts in connection with any such action. For the purposes of this Section 8.2, the determination of whether the Licensor Patent Rights include at least one (1) claim that covers the Licensor Molecule, the Product or methods of use thereof shall be made by Licensor in good faith and in consultation with the Company and, as necessary, their respective patent counsel.

8.3 Cooperation. Each Party agrees to cooperate reasonably with the other Party in any action under this Article 8 which is controlled by the other Party, provided that the controlling Party reimburses the cooperating Party for any out-of-pocket costs and expenses incurred by the cooperating Party in connection with providing such assistance, except for the expense of any independent counsel retained by the cooperating Party in accordance with this Section 8.3. Such controlling Party shall keep the cooperating Party informed of the progress of such proceedings and shall make its counsel available to the cooperating Party; provided however, the controlling Party shall have the sole and absolute discretion of keeping the cooperating Party informed in all cases where this may compromise its legal rights or remedies, including without limitation, in cases where privilege or legal strategy may be at risk. The cooperating Party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received for counsel fees by the Party bringing suit in accordance with Section 8.6.

ARTICLE 9

INDEMNIFICATION AND INSURANCE

9.1 Indemnification.

(a) Company shall indemnify, defend and hold harmless Licensor and its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Licensor Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Licensor Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of the development, manufacture, use, marketing, importing, or sale of, or any other dealing in, any of the Products, by the Company or any of its sub-licensees, or subsequently by any customer or any other person, including claims based on product liability laws (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) all except to the extent resulting from the negligence or the willful misconduct of such Licensor Indemnitees or a breach of this Agreement by Licensor.

(b) Licensor shall indemnify, defend and hold harmless Company, AbPro, their Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Company Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Company Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of (i) Licensor’s negligence or intentional misconduct, (ii) Licensor’s breach of this Agreement or failure to comply with Applicable Law, or (iii) Licensor’s breach or failure to comply with the Upstream Licenses, all except to the extent resulting from the negligence or the willful misconduct of such Company Indemnitees or a breach of this Agreement by Company.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) To receive the benefit of indemnification under Section 9.1, the indemnified party must: (i) promptly notify the indemnifying Party of the claim, suit, action, demand or judgment for which indemnification is being sought; provided, that failure to give such timely notice shall not relieve the indemnifying Party of its indemnification obligations except where such failure actually and materially prejudices the rights of the indemnifying Party; (ii) provide reasonable cooperation with the indemnifying Party; and (iii) tender to the indemnifying Party full authority to defend such claim, suit, action, demand or judgment The indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any actions brought or filed against any such indemnified party hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. The indemnified parties shall have the right to participate, at their own expense, in the defense of any such actions or claims and in selecting counsel therefore. The indemnifying Party agrees to keep the indemnified party informed of the progress in the defense and disposition of such claim and to consult with the indemnified party prior to any proposed settlement.

9.2 Insurance. Beginning at such time as any Licensor Molecule and/or Product is being commercially Sold (other than for the purpose of obtaining Regulatory Approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [*] per incident and [*] annual aggregate. Company shall provide Licensor with written evidence of such insurance upon request of Licensor.

ARTICLE 10

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

10.1 Mutual Warranties. Licensor and Company each represent and warrant to the other that: (a) it is duly organized and existing under the laws of its state of incorporation and has the power and authority to enter into this Agreement; (b) it has taken all necessary action to authorize the execution and delivery of this Agreement, and to authorize the performance of its obligations hereunder; (c) the execution and delivery of this Agreement and its performance will not result in any breach or violation of, or constitute a default under, any agreement instrument, judgment or order to which it is a party or by which it is bound; and (d) it will comply, and will ensure that its Affiliates and, as applicable, any Sublicensees and Distributors comply, with all Applicable Law, including without limitation all local, state, and international laws and regulations applicable to the development, manufacture, use, sale and importation of the Licensor Molecule and Products.

10.2 Licensor Warranties. Licensor further represents, warrants and covenants that it has the right to grant the licenses granted to Licensee pursuant to Section 2.1; (b) that Licensor and/or its Affiliates are and shall at all times remain in compliance with all Upstream Licenses and Licensor shall promptly notify Company in writing in the event Licensor and/or its Affiliates receives notice alleging Licensor’s and/or its Affiliates’ failure to comply with any such Upstream License; and (c) [*] Licensor and its Affiliates shall not undertake the development, promotion or sale of any product which (i) [*], and (ii) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.3 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES DISCLAIM ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT.

10.4 Limitation of Liability. EXCEPT WITH RESPECT TO BREACHES OF ANY OBLIGATIONS OF CONFIDENTIALITY OWED BY ONE PARTY TO THE OTHER PARTY HEREUNDER, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES, SUBLICENSEES, DISTRIBUTORS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidentiality Obligations. Subject to the terms of this Agreement, each Party in its capacity as a Receiving Party, agrees that, unless the Disclosing Party gives its prior written authorization, it shall: (a) not use the Confidential Information for any other purpose other than for the purpose of this Agreement; and (b) not disclose any Confidential Information to any Third Party except those directors, officers, employees, consultants, advisors and agents of the Receiving Party who are required to have such Confidential Information in order to carry out the purpose of this Agreement.

11.2 Disclosure to Related Parties and Sublicensees. Either Party in its capacity as a Receiving Party may disclose the Confidential Information of the Disclosing Party to any of its Affiliates, directors, officers, employees, consultants, advisors and agents as such Receiving Party deems such to be in good faith reasonably required in connection with the exercise of the rights and licenses granted under this Agreement; provided, however, that any recipient of Confidential Information is bound by covenants of confidentiality that are substantially as protective of the Disclosing Party’s rights as those agreed to by the Parties hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.3 Degree of Care. Each Party in its capacity as a Receiving Party shall prevent the unauthorized use, disclosure, dissemination or publication of the Disclosing Party’s Confidential Information with the same degree of care that the Receiving Party uses to protect its own confidential information of a similar nature, but no less than a reasonable degree of care. The Receiving Party agrees to promptly notify the Disclosing Party in writing of any misuse or misappropriation of the Disclosing Party’s Confidential Information that may come to the Receiving Party’s attention.

11.4 Treatment of Agreement. The Parties agree to treat the existence and the contents of this Agreement as Confidential Information of the other Party wider this Agreement.

11.5 Required Disclosure. If the Receiving Party becomes legally obligated to disclose the Disclosing Party’s Confidential Information by any governmental entity with jurisdiction over it, prior to such disclosure, the Receiving Party shall give the Disclosing Party prompt written notice of such obligations sufficient to allow the Disclosing Party the opportunity to pursue its legal and equitable remedies (including but not limited to making an application for a protective order) regarding such potential disclosure. The Receiving Party agrees to: (a) assert the confidential nature of the Disclosing Party’s Confidential Information to the governmental entities; (b) disclose only such information as is required to be disclosed by law, as such is deemed in good faith by the Receiving Party based on advice of counsel; (c) use its commercially reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed; and (d) provide reasonable assistance to the Disclosing Party in protecting such disclosure.

11.6 Return of Confidential Information. Upon termination or expiration of this Agreement, the Receiving Party shall: (a) promptly return all originals, copies, reproductions and summaries of the Confidential Information furnished by the Disclosing Party; or (b) destroy or delete all originals, copies, reproductions and summaries of the Confidential Information furnished by the Disclosing Party. In the event of such destruction or deletion, the Receiving Party shall certify in writing to the Disclosing Party, within ten (10) business days, that such destruction or deletion has been accomplished. Notwithstanding the foregoing, the Receiving Party shall not be obligated to destroy electronic copies of Confidential Information that are retained as part of Receiving Party’s normal disaster recovery prop-am; provided however, that the obligations of confidentiality shall continue to apply to any such non-destroyed Confidential Information.

11.7 Survival. The obligations of the Receiving Party to protect the Disclosing Party’s Confidential Information under this Agreement shall survive for a period of [*] from the date of termination of this Agreement; provided however, that any Confidential Information that constitutes a trade secret under Applicable Law shall be subject to the obligations of confidentiality set forth herein for as long as such Confidential Information retains its status as a trade secret.

11.8 Press Releases. All publicity, press releases or public announcements relating to this Agreement shall be reviewed in advance by, and shall be subject to the written approval of both Parties, such approval not to be unreasonably withheld, delayed or conditioned. For the sake of clarity, any information that is contained in an approved publicity, press releases or public announcement may be disclosed subsequently by either Party without the need to seek any further approval, subject to any restrictions that apply to the original disclosure. The Parties shall agree on language of a joint press release announcing the execution of this Agreement, which shall be issued by the Parties on a mutually agreed date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 12

TERM AND TERMINATION

12.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect, on a country-by country basis until the expiry of the Royalty Term in such country, unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 12.

12.2 Termination for Failure to Pay. If Company fails to make any payment when due hereunder, Licensor shall have the right to terminate this Agreement upon [*] written notice, unless Company makes such payments, within said [*] notice period. If such payments are not made, Licensor may immediately terminate this Agreement at the end of said [*] day period.

12.3 Termination for Failure to Contribute Initial Financing. If AbPro fails to contribute the full amount of the Initial Financing prior to [*], Licensor shall have the right to immediately terminate this Agreement on written notice to AbPro and Company.

12.4 Termination for Insolvency. Licensor shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure if Company: (i) is adjudged bankrupt, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency; (ii) shall make an assignment for the benefit of creditors; (iii) shall have a petition in bankruptcy filed against it and not dismissed within [*] or (iv) has an Event of Default (as such term is defined in the Certificate of Incorporation of Company).

12.5 Termination for Non-Financial Default. If Company, any of its Affiliates or any Sublicensee shall default in the performance of any of its other material obligations under this Agreement not otherwise covered by the provisions of Section 12.2, 12.3 and 12.4, and if such material default has not been cured within [*] after Company’s receipt of notice by Licensor in writing of such material default, Licensor may immediately terminate this Agreement, and/or any license granted hereunder at the end of said [*] cure period. Without limiting the foregoing, the Parties agree that Company’s obligations pursuant to Sections 3.1 and 13.6 shall constitute a material obligation for the purposes of this Section 12.4.

12.6 Termination by Company. Company shall have the right to terminate this Agreement by giving at least [*] advance written notice to Licensor and upon such termination shall immediately cease all use and Sales of Licensor Molecule and/or Products, subject to Section 12.9.

12.7 Effect of Termination on Sublicenses. Any sublicenses granted by Company under this Agreement shall provide for termination or assignment to Licensor of Company’s interest therein, upon termination of this Agreement. To the extent that there are any Sublicensees as of the date of termination of this Agreement, and such Sublicensees are in compliance with the terms and obligations set forth in the applicable sublicense agreement, then Licensor shall assume such sublicense agreements; provided that Licensor shall have no obligations under such sublicense agreements other than to preserve the effectiveness, scope and validity of the licenses granted therein under the Licensor Molecule IP.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.8 Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 6.3 shall be submitted to Licensor and all royalties and other payments accrued or due to Licensor as of the termination date shall become immediately payable. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company, its Affiliates or Sublicensees of obligations arising before such termination or expiration. In the event of a termination of this Agreement [*], then: (a) Company shall [*] and/or [*] and/or [*]; and (b) upon Licensor’s request within [*] following such termination, the Parties shall negotiate in good faith the terms pursuant to which Company would grant to Licensor a license, sublicenseable through multiple tiers, to any and all data, regulatory filings, pricing approvals, marketing authorizations, permits and/or other applications Controlled by the Company that concern the Licensor Molecule or any other article, device or composition comprising a bi-specific antibody targeting both VEGF and ANG2, that arise after the Effective Date, and that are necessary or useful to enable the Licensor’s, its Affiliates and/or sublicensees continuing research, development and commercialization of the Licensor Molecule or any other article, device or composition comprising a bi-specific antibody targeting both VEGF and ANG2, (collectively, the “Company Arising Data”). In the event that the Parties cannot agree the financial terms for the foregoing license for Company Arising Data [*], the Parties shall [*]. In the event of a termination of this Agreement [*], then: (x) Company shall [*] and/or [*] and/or [*]; and (y) Company shall [*] and [*] and/or [*]. For the avoidance of doubt, upon termination of this Agreement or any of the licenses hereunder for any reason, Company shall have no right to continue use of any Licensor Know How and shall have no rights under the Licensor Patent Rights except to the extent set forth in Section 12.9.

12.9 Inventory. Upon early termination of this Agreement, Company, its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided that Company pays Licensor the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement.

12.10 Redemption upon Request. Upon any termination of this Agreement in accordance with [*] (other than a termination pursuant to [*]), Licensor shall have the right to request redemption of all of its Licensor Preferred Shares by delivering written notice of such request to Company. Within [*] after receipt of such request, Company shall redeem all Licensor Preferred Shares with respect to which such redemption request has been made and pay to Licensor (upon surrender of the certificate(s) representing such shares) an amount in cash equal to [*].

ARTICLE 13

MISCELLANEOUS

13.1 Dispute Resolution. In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement, or the obligations of the Parties hereunder, including any question regarding the existence, validity or termination of this Agreement (each a “Dispute”), the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Parties shall use all reasonable efforts to settle the Dispute through good faith negotiation. If these efforts are unsuccessful, either Party may escalate the Dispute to Licensor’s senior research executive or their nominee and Company’s CEO to resolve the Dispute. Thereafter, the designated officials of the Parties shall confer promptly and attempt to reach a mutually satisfactory settlement. If Licensor’s senior research executive or their nominee and Company’s CEO are unable to settle any Dispute within [*] after the date of the Notice of Dispute, the Parties agree to engage in alternative dispute resolution, using a neutral party or panel, such means of dispute resolution shall be agreed upon by both Parties. Each Party shall bear its own costs associated with the resolution or arbitration of any Dispute, and all fees and other costs of the resolution proceeding shall be shared equally between the Parties. Notwithstanding any of the terms of this Section 13.1 and without limiting any other remedies that may be available, each Party shall have the right to seek immediate injunctive relief and other equitable relief from any court of competent jurisdiction to enjoin any breach or violation of this Agreement, without any obligation to undertake extrajudicial dispute resolution of any such Dispute or claim or otherwise to comply with this Section 13.1.

13.2 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

13.3 Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other Party. Notices will be deemed effective (a) three (3) business days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for Licensor shall be as follows:

MedImmune, Limited

Attn: Legal Department

Milstein Building,

Granta Park,

Cambridge,

CB21 6GH,

United Kingdom

Unless changed in writing in accordance with this Section, the notice address for Company and AbPro shall be as follows:

AbPro Corporation

Attn: Legal Affairs

65 Cummings Park Drive

Woburn, MA 01801

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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With copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.

Attention: Joseph C. Marrow, Esq.

230 Third Avenue, Fourth Floor

Waltham, MA 02451.

13.4 Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

13.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

13.6 Assignment. The licenses granted by Licensor to Company are personal to the Company and were granted on the basis of Company’s unique abilities to exploit such licenses for the benefit of both Licensor and Company. In recognition of the foregoing, Company shall not assign this Agreement or any of its rights or obligations under this Agreement either voluntarily or involuntarily. Any purported assignment by Company of this Agreement or any of its rights or obligations under this Agreement in violation of this Section 13.6 is void and Licensor shall have the right to terminate this Agreement pursuant to Section 12.5 in the event of any breach by Company of this Section 13.6. Licensor shall have the right to assign this Agreement or any of its rights or obligations under this Agreement either voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or in any other manner without the prior written consent of Company.

13.7 Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the competent court located in Delaware with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

13.9 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.10 Survival. In addition to any specific survival references in this Agreement, Sections 4.3 (with respect to the duration of any continuing Product sales by Company post-termination or post-expiration of the Agreement), 4.4 (with respect to the duration of any continuing Product sales by Company post-termination or post-expiration of the Agreement), 5.1(c), 5.8, 6.3, 6.4, 9.1, 9.2 (with respect to the duration of any continuing Product sales by Company post-termination or post-expiration of the Agreement), 12.7, 12.8, 12.9 and 12.10, and Articles 1, 10, 11 and 13 shall survive termination or expiration of this Agreement Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

13.11 Interpretation. The Parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

13.12 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

[Remainder of page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

23.

Confidential

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

MEDIMMUNE LIMITED		ABMED CORPORATION

BY:	/s/ Jane Osbourne	BY:	/s/ Ian Chan
	Name:		Name:
TITLE:	VP R&D MedImmune Ltd	TITLE:	CEO

DATE:	26 August 2016	DATE:	8/26/2016

Solely with respect to its obligations expressly set forth in Sections 3.1, 3.2 and 4.1:

ABPRO CORPORATION

By:	/s/ Ian Chan
Name:
TITLE:	CEO

DATE:	8/26/2016

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

24.

Confidential

APPENDIX A

LICENSOR PATENT RIGHTS

Docket Number	Ctry	Filing Date	Filing Number	Publication	Grant Number
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

25.

Confidential

APPENDIX B: LICENSOR KNOW HOW

Assay or Report	Purpose	Location	Report	Reagents
[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.

Confidential

APPENDIX C

CERTIFICATE OF INCORPORATION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27.

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ABMED CORPORATION,” FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2016 AT 6:25 O’ CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

28.

CERTIFICATE OF INCORPORATION

OF

ABMED CORPORATION

ARTICLE I: NAME.

The name of this corporation is AbMed Corporation (the “Corporation”).

ARTICLE II: REGISTERED OFFICE.

The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III: DEFINITIONS.

As used in this Certificate of Incorporation (the “Certificate of Incorporation”), the following terms have the meanings set forth below:

“Original Issue Price” means $2.00 per share for the Series A Preferred Stock.

“Requisite Holders” means the holders of at least ninety percent (90%) of the outstanding shares of Preferred Stock (voting as a single class on an as-converted basis).

ARTICLE IV: PURPOSE.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE V: INCORPORATOR.

The name and mailing address of the incorporator are as follows:

Name:                   Joseph C. Marrow, Esq.

Mailing Address:  Morse, Barnes-Brown & Pendleton, P.C.

                               CityPoint, 230 Third Avenue, 4th Floor

                               Waltham, MA 02451

ARTICLE VI: AUTHORIZED SHARES.

The total number of shares of all classes of stock that the Corporation has authority to issue is 10,000,000, consisting of (a) 6,950,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 3,050,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. As of the effective date of this Certificate of Incorporation, all shares of the Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”.

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A.	COMMON STOCK

The following rights, powers privileges and restrictions, qualifications, and limitations apply to the Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth in this Certificate of Incorporation.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Series A Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article VT refer to sections of this Part B.

1. Liquidation, Dissolution, or Winding Up; Certain Mergers, Consolidations and Asset Sales.

1.1 Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Preferred Stock then outstanding must be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such share of Preferred Stock, plus any dividends declared but unpaid thereon, and (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 3 immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution, or winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled under this Section 1.1, the holders of shares of Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

30.

in full. Prior to the liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation are legally available for the payment of dividends. Not less than five business days prior to any payments made pursuant to this Section 1.1, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event to each record holder of Preferred Stock (the “Distribution Note”), setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up of the Corporation or any such Deemed Liquidation Event.

1.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Section 1.1, the remaining funds and assets available for distribution to the stockholders of the Corporation will be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

1.3 Deemed Liquidation Events.

1.3.1 Definition. Each of the following events is a “Deemed Liquidation Event”:

(a) a merger or consolidation of the Corporation with or into any other corporation or other business entity (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately after such merger or consolidation at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors (“Voting Stock”) of the surviving corporation);

(b) a sale, lease, exchange, exclusive license or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Corporation’s assets (other than as part of a merger or consolidation not described in Section 1.3.1(a)); and

(c) the acquisition by any person or any group of persons (other than the Corporation, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Corporation’s Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Corporation other than as a result of an acquisition of securities directly from the Corporation, or solely as a result of an acquisition of securities by the Corporation which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person or group of persons to 50% or more of the combined voting power of such Voting Stock.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

31.

1.3.2 Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Section 1.3 will be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board and such valuation will be included in the Distribution Notice; provided, however, if any holder of Preferred Stock objects to such valuation in writing prior to the distribution referenced in the Distribution Notice, the Corporation will engage a regionally recognized accounting firm (mutually agreeable to both the Corporation and the objecting stockholder) to determine the value of such property, rights or securities.

2. Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock may cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted, and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred stock held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision of this Certificate of Incorporation, to notice of any stockholder meeting in accordance with the Bylaws of the Corporation.

3. Conversion. The holders of the Preferred Stock have the following conversion rights (the “Conversion Rights”):

3.1 Optional Conversion.

3.1.1 Timing. In the event no Qualified Financing (as defined below) occurs prior to the earlier of (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”), (b) a Deemed Liquidation Event or (c) December 15, 2021 (the time of such closing or event, the “Optional Conversion Time”), (i) any holder of Preferred Stock shall have the right to convert all or any portion of the Preferred Stock held by such holder into shares of Common Stock, at the applicable ratio described in Section 3.1.2 as the same may be adjusted from time to time in accordance with this Section 3 and (ii) such shares may not be reissued by the Corporation.

3.1.2 Ratio. At any Optional Conversion Time, each share of Preferred Stock shall be convertible, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for each share of Preferred Stock by the Conversion Price for each share of Preferred Stock in effect at the time of conversion. The “Conversion Price” for each share of Preferred Stock means the Original Issue Price for each share of Preferred Stock, which initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, is subject to adjustment as provided in this Certificate of Incorporation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

32.

3.1.3 Notwithstanding any other provision hereof; if a conversion of Preferred Stock is to be made in connection with a Public Offering or a Deemed Liquidation Event, the conversion of any share of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

3.2 Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board; provided, however, if any holder of Preferred Stock objects to such valuation in writing prior to such payment, the Corporation will engage an independent appraiser experienced in valuing securities jointly selected by the Corporation and such stockholder. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

3.3 Mechanics of Conversion.

3.3.1 Surrender of Certificates. The Corporation shall notify in writing all holders of record of shares of Preferred Stock of the Optional Conversion Time and the place designated for optional conversion of shares of Preferred Stock pursuant to Section 3.1.1. If the Corporation obtains knowledge that a Public Offering or a Deemed Liquidation Event is proposed to occur, the Corporation shall give prompt written notice of such event describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given no later than five days prior to the occurrence of such Public Offering or Deemed Liquidation Event. Upon receipt of the notice, each holder of shares of Preferred Stock electing to convert all or any portion of such holder’s Preferred Stock shall surrender such holder’s certificate or certificates for all such shares being converted (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. Other than the rights to dividend payments set forth in Section 3.3.2 below, all rights with respect to the Preferred Stock converted pursuant to Section 3.1.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Optional Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

33.

the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 3.3.1. As soon as practicable after the Optional Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.

3.3.2 Effect of Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as provided in this Certificate of Incorporation shall no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Optional Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.2, and to receive payment of any unpaid dividends thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued.

3.3.3 No Further Adjustment. Upon any conversion of shares of Preferred Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock will be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Common Stock delivered upon conversion.

3.4 Adjustments to Series A Conversion Price for Diluting Issues.

3.4.1 Special Definitions. For purposes of this Article VT, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

34.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 3.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”)1:

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by this Section 3;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation; or

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation.

3.4.2 No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Investors agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

35.

3.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, and (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4 (either because the consideration per share (determined pursuant to Subsection 3.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 3.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

36.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 3.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 3.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 3.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

3.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 3.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) (A + C).

(a) CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock.

(b) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

37.

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPI); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

3.4.5 Determination of Consideration. For purposes of this Subsection 3.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; provided, however, if any holder of Preferred Stock objects to such valuation in writing, the Corporation will engage an independent appraiser experienced in valuing such property jointly selected by the Corporation and such objecting stockholder; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation; provided, however, if any holder of Preferred Stock objects to such valuation in writing, the Corporation will engage an independent appraiser experienced in valuing securities jointly selected by the Corporation and such objecting stockholder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

38.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 3.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

3.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 3.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

3.5 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date on which the first share of a series of Preferred Stock is issued by the Corporation (such date referred to herein as the “Original Issue Date” for such series of Preferred Stock) effects a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of that series will be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock combines the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 3.4 becomes effective at the close of business on the date the subdivision or combination becomes effective.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.6 Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before the event will be decreased as of the time of such issuance or, in the event a record date has been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of the issuance or the close of business on the record date, and

(b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately before the time of such issuance or the close of business on the record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date has have been fixed and the dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 3.5 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of the event.

3.7 Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the Corporation shall make, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution to the holders of the series of Preferred Stock in an amount equal to the amount of securities as the holders would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

3.8 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date for a series of Preferred Stock the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 3.4, 3.5, 3.6 or 3.8 or by Section 1.3 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock may thereafter convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.9 Adjustment for Merger or Consolidation. Subject to the provisions of Section 1.3, if any consolidation or merger occurs involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 3.5, 3.6 or 3.7), then, following any such consolidation or merger, the Corporation shall provide that each share of such series of Preferred Stock will thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to the event, into the kind and amount of securities, cash, or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to the consolidation or merger would have been entitled to receive pursuant to the transaction; and, in such case, the Corporation shall make appropriate adjustment (as determined in good faith by the Board) in the application of the provisions in this Section 3 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.

3.10 Conversion Into Qualified Financing Preferred Stock. At the time of the closing of the Qualified Financing (as defined below), the then outstanding Series A Preferred Stock plus any accrued but unpaid dividends due and payable up through the Qualified Financing Conversion Date shall be converted into fully paid and nonassessable shares of Qualified Financing Preferred Stock (as defined below). The holders of Series A Preferred Stock, upon such conversion, will be entitled to receive that number of whole shares of Qualified Financing Preferred Stock as shall be equal to the Original Issue Price of each share of Series A Preferred Stock plus any accrued but unpaid dividends thereon, as of the Qualified Financing Conversion Date (as defined below), could purchase at ninety percent (90%) of the price per share of the Qualified Financing Preferred Stock; provided that if a Qualified Financing involves more than one sale by the Corporation of new equity securities, the “price per share of the Qualified Financing Preferred Stock” contemplated by this sentence shall mean the lowest price per share of the Qualified Financing Preferred Stock offered in such sales (as equitably adjusted for any stock splits and stock dividends). “Qualified Financing” shall mean the sale (or a series of sales) by the Corporation of new equity securities, which sale (or series of sales) results in proceeds to the Corporation of an aggregate amount of at least $7,500,000, excluding the value of the Series A Preferred Stock being converted. “Qualified Financing Conversion Date” shall mean any date on which the then outstanding shares of Series A Preferred Stock shall be converted into shares of Qualified Financing Preferred Stock. “Qualified Financing Preferred Stock” means shares of a series of new equity securities to be authorized and sold by the Corporation to investors in the Qualified Financing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate of five percent (5%) of the Series A Original Issue Price per share of Series A Preferred Stock per annum shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 4, Subsection 1.1, and Subsection 3.3.2 such Accruing Dividends shall be payable only when, as, and if (a) declared by the Board of Directors or (b) upon the Conversion of the Series A Preferred Stock into Common Stock pursuant to Subsection 3.1 or (c) upon the Conversion of the Series A Preferred Stock into Qualified Financing Preferred Stock pursuant to Subsection 3.10 and the Corporation shall not otherwise be under any obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 4 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

5. Special Redemptions.

5.1 If a Deemed Liquidation Event is proposed to occur, the Corporation shall give prompt written notice of such Deemed Liquidation Event describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days prior to the occurrence of such Deemed Liquidation Event, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Preferred Stock may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder at a price per share equal to the Original Issue Price thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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consummation of the Deemed Liquidation Event (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date and (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

5.2 Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Preferred Stock specified therein on the occurrence of the Deemed Liquidation Event. If any proposed Deemed Liquidation Event does not occur, alt requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation. If the Corporation does not have sufficient funds legally available to redeem all shares of Preferred Stock on the occurrence of the Deemed Liquidation Event, the Corporation shall redeem a pro rata portion of each holder’s shares out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption.

7. Waiver. Any of the rights, powers, privileges and other terms of the Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of the Requisite Holders.

8. Notice of Record Date. In the event:

(a) the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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then, and in each such case, the Corporation shall send or cause to be sent to the holders of the Preferred Stock a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. The Corporation shall send the notice at least 20 days before the earlier of the record date or effective date for the event specified in the notice.

8. Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article VI to be given to a holder of shares of Preferred Stock must be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission.

ARTICLE VII: PREEMPTIVE RIGHTS.

No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder.

ARTICLE VIII: BYLAW PROVISIONS.

A. AMENDMENT OF BYLAWS. Subject to any additional vote required by this Certificate of Incorporation or bylaws of the Corporation (the “Bylaws”), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

B. NUMBER OF DIRECTORS. Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws.

C. BALLOT. Elections of directors need not be by written ballot unless the Bylaws so provide.

D. MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE IX: DIRECTOR LIABILITY.

A. LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B. INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

C. MODIFICATION. Any amendment, repeal, or modification of the foregoing provisions of this Article IX will not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

This Certificate of Incorporation, has been duly adopted in accordance with the General Corporation Law of the State of Delaware.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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The undersigned, for purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, and does certify that the facts herein stated are true, and the undersigned has accordingly hereunto set his hand this 22nd day of August, 2016.

/s/ Joseph C. Marrow
Joseph C. Marrow, Incorporator

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

46.

BY-LAWS

OF

ABMED CORPORATION

A Delaware Corporation

Dated: August 22, 2016

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ABMED CORPORATION

* * * * *

BY-LAWS

* * * * *

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings; Remote Communications. Meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the principal office of the corporation. In lieu of holding any meeting of the stockholders at a specific place, the board of directors may, in its sole discretion, determine that such meeting shall be held solely by means of remote communication. In either such case, the board of directors shall adopt such policies and procedures as the board deems necessary and appropriate to permit stockholders, by means of remote communication, to participate in such meeting and to be deemed present in person and vote at such meeting.

Section 2. Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors or the chief executive officer, at which meeting the stockholders shall elect a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place (if any), date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and voting at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder and proxy holder entitled to vote at such meeting.

1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these By-Laws. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time-and-to-any other place at which a meeting of stockholders may be held under these By-Laws (including the adjournment of a meeting held at a place to a meeting held solely by means of remote communication), which time and place (if any), and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter (or where a separate vote by a class or classes is required, the vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9. Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 10. Action Without Meeting.

(a) Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this Section 10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE II

DIRECTORS

Section 1. Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall be not less than one (1) and not more than fifteen (15) directors. Within such limit, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article II, and each director elected shall hold office until his successor is elected and qualified or until such director’s earlier resignation or removal, unless sooner displaced. Directors need not be stockholders.

Section 2. Enlargement. The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified or until such director’s earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these By-Laws, may exercise the powers of the MI board until the vacancy is filled.

Section 4. Resignation and Removal. Any director may resign at any time by notice given in writing or by electronic transmission to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless the notice states that it is to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

Section 5. General Powers. The business and affairs of the corporation shall be managed by, or under the direction of its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 6. Chairman of the Board. If the board of directors appoints a chairman of the board, he shall, when present, preside at all meetings of the stockholders and the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7. Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 9. Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days’ notice to each director, either personally or by telecopy, electronic transmission, commercial delivery service, or other similar means sent to his business or home address, or three days’ notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

Section 10. Quorum, Action at Meeting, Adjournments. At all meetings of the board a majority of directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this Section 10, the term “entire board” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these By-Laws; provided, however, that if less than all the number so fixed of directors were elected, the “entire board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Action By Consent. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these By-Laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 13. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these ByLaws for the conduct of its business by the board of directors.

Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these By-Laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and any committee of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and any committee of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

ARTICLE III

OFFICERS

Section 1. Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by consent pursuant to Section 11 of Article II.

Section 3. Tenure. Each officer of the corporation shall hold office until his successor is chosen and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 4. President. The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 5. Vice-Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 6. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 7. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

Section 8. Treasurer. The treasurer shall perform such duties and shall have such powers as may be assigned to him by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 9. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

Section 10. Bond. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE IV

NOTICES

Section 1. Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these By-Laws, written notice is required to be given to any director or stock-holder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telecopy, electronic transmission (subject to the provisions of Section 2 of this Article IV), commercial delivery service, or other similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

Section 2. Special Rules Applicable to Stockholders. Notwithstanding the provisions of Section 1 of this Article IV, notices to a stockholder by electronic transmission shall not be effective unless such stockholder has consented to receive notices electronically. Any such consent is revocable by the stockholder by written notice to the corporation and any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 3. Effectiveness of Notice. Notice given pursuant to Section 1 of this Article IV shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4. Definition of “Electronic Transmission.” As used in these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 5. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

INDEMNIFICATION

Section 1. Actions other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney& fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 4. Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this Article V.

Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 8. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Severability. If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 10. Intent of Article. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not-precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty days nor less then ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the record date is adopted by the board of directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 10 of Article I. If no record date is fixed and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CERTAIN TRANSACTIONS

Section 1. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be the year ending on December 31 of each year unless the Board of directors shall by resolution fix another fiscal year of the Corporation.

Section 5. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

Section 6. Conflicts. Notwithstanding anything else to the contrary contained in these By-Laws, to the extent there is a conflict between these By-Laws and that certain Stockholders Agreement, dated August 26, 2016 (the “Stockholders Agreement”), by and among the Company and the Stockholders (as defined therein), as such Stockholders Agreement may be amended from time to time, the Stockholders Agreement shall prevail.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors; provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Register of Amendment to the By-Laws

Date	Section Affected	Change

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX D

SHAREHOLDER AGREEMENT

Confidential

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is entered into as of August 26, 2016 (the “Effective Date”) among AbMed Corporation, a Delaware corporation (the “Company”), Abpro Corporation, a Delaware corporation (“Abpro”), and MedImmune Limited, a company incorporated in England and Wales (under company number 2451177) (“MedImmune” and together with Abpro, each a “Stockholder” and together, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders are purchasing shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”); and have previously purchased shares of the Company’s Common Stock, par value $0.001 per share (the “Common stark”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement in order to make provisions for future dispositions of Company Securities, the governance of the Company and other matters.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include: (a) any Person who is an officer or director of the Company or any Subsidiary (or other specified Person) or beneficial owner of Capital Securities of the Company (or other specified Person) representing at least five percent (5%) of the then-outstanding Common Stock on a Fully Diluted Basis, and Family Members of any such Person; (b) any Person of which the Company (or other specified Person) shall, directly or indirectly, beneficially own equity securities representing at least ten percent (10%) of the then-outstanding equity securities of such Person on a fully diluted basis; and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday in Boston, Massachusetts, or any other day on which commercial banks in Suffolk County, Massachusetts are authorized by law or government decree to close.

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Capital Securities” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes and series of common, preferred, voting and nonvoting capital stock, and, as to any partnership, limited liability company or other non-corporate entity, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation filed in the office of the Secretary of State of Delaware on or prior to the date hereof, as the same may hereafter be amended and/or amended and restated from time to time.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Securities” means any Capital Securities or Convertible Securities of the Company.

“Convertible Securities” means securities, contract rights, notes or other obligations that are directly or indirectly exercisable for, convertible into or exchangeable for shares of common stock or other Capital Securities of the issuer. As to the Company, the term includes, without limitation, Series A Preferred Stock, options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other Capital Securities of the Company and contract rights, notes or other obligations that are directly or indirectly, exercisable for, convertible into or exchangeable for Common Stock

“Excluded Securities” means (i) Capital. Securities offered pursuant to a registration statement in a Qualified Public Offering, (ii) Common Stock, Convertible Securities or restricted stock grants issued to employees or members of the Board of Directors of, or consultants or other service providers to, the Company pursuant to an incentive stock plan or other form of incentive compensation approved by the Company’s Board of Directors, and the issuance of shares of Common Stock upon the exercise of any such Convertible Securities, (iii) Capital Securities issued by the Company as direct consideration to any Persons (including the stockholders or owners of Persons) as all or part of the consideration paid for the acquisition of ownership interests in, or assets of, such Person unless (A) such Person is an Affiliate of the Company (other than a Subsidiary) or (B) Affiliates of the Company collectively own more than ten percent (10%) of the ownership interests in such Person, (iv) Capital Securities issued as part of a commercial borrowing, line of credit or capital leasing arrangement approved by the Board of Directors, provided that, in the good faith judgment of the Board of Directors, such Capital Securities are not the principal pricing feature of such commercial borrowing, line of credit or capital leasing arrangement, (v) shares of Capital Securities issued to Persons who are not Affiliates of the Company in conjunction with joint ventures, strategic partnerships or licenses approved by the Board of Directors, (vi) Capital Securities issued by the Company in connection with a stock split, stock dividend, combination, reorganization„ recapitalization or other similar event for which adjustment is made in accordance with the Company’s Certificate of Incorporation, and (vii) Capital Securities issued by the Company upon the conversion of shares of Series A Preferred Stock.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Fully Diluted Basis” means at any time the sum of (x) the number of issued and outstanding shares of Common Stock at such time, whether or not vested, plus (y) the total number of shares of Common Stock, whether or not vested, issuable upon the exercise, exchange or conversion of all Convertible Securities issued and outstanding at such time whether or not such Convertible Securities are exercisable, convertible or exchangeable at such time

“Person” or “person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof

“Qualified Public Offering” means a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“Sale of the Company” means any of the following: (a) a merger or consolidation of the Company into or with any other Person or Persons, or a Transfer of Company Securities in a single transaction or a series of transactions, in which, in any case, the stockholders of the Company immediately prior to such merger, consolidation or Transfer, or first of such series of transactions, possess less than a majority of the voting power of the Company’s or any successor entity’s issued and outstanding Capital Securities immediately after such transaction or series of such transactions (provided that a Qualified Public Offering shall not be a “Sale of the Company”); or (b) a single transaction or series of transactions, pursuant to which a Person or Persons who are not direct or indirect wholly-owned subsidiaries of the Company acquire all or a substantial portion of the Company’s assets determined on a consolidated basis whether by sale, license or lease.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations-of-the-Securities and Exchange Commission thereunder, all as the same shall be in effect at the time, and any successor statute, rules and regulations.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per sham.

“Stockholders” means Abpro and MedImmune and any Persons to whom they Transfer any of such stosk-414ompliance with this Agreement.

“Subsidiary”/”Subsidiaries” means any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the Capital Securities thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity or a manager of such limited liability company.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Taxes” means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

“Transfer” means, with respect to any Company Securities, any transfer, sale, gift, exchange, assignment, pledge (or other granting of a security interest or lien), hypothecation or other disposition by a holder thereof or any agreement by such holder restricting such holder’s voting or disposition of Company Securities.

ARTICLE 2

BOARD OF DIRECTORS; PROXY

2.1 Board of Directors, Observer Rights etc.

(a) From and after the date hereof, each Stockholder shall vote all of the voting Company Securities (including Common Stock and Series A Preferred Stock) over which such Person has voting control so as to effect the following:

(i) The authorized number of directors of the Company’s Board of Directors shall be established at two (2) members.

(ii) Two representatives who shall be designated by Abpro so long as Abpro continues to hold a majority of the capital stock of the Company on a Fully Diluted Basis, and who shall initially be Ian Chan and Adam Mostafa.

(iii) Any director designated hereunder shall be removed from the Board of Directors at any time, with or without cause, immediately upon delivery to the Company of a written request therefor by the Person(s) who designated such director in accordance with Section 2.1(a)(ii).

(iv) In the event that any individual designated to serve on the Board of Directors hereunder is removed in accordance with subsection (a)(iii) above or for any reason ceases to serve as a member of the Board of Directors during such director’s term of office, the resulting vacancy on the Board of Directors shall be filled in accordance with the terms of Section 2.1(a)(ii).

(v) Upon a Stockholder’s request, the Company will furnish such information regarding the business, affairs, prospects and financial condition of the Company as the Stockholder may reasonably request. The Company shall permit the Stockholders or any of their officers, employees or designated representatives, at their respective cost, to examine and inspect the books and records of the Company (and to make copies thereof and extracts therefrom), and to consult with and advise management of the Company on the significant business issues of the Company, all at such reasonable times and intervals as the Stockholders may reasonably request so long as any such discussions do not unreasonably interfere with the performance of such officers’ duties.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) The Company shall give MedImmune written notice of each meeting of its Board of Directors and each committee thereof at the same time and in the same manner as notice is given to the directors, and Company shall permit a representative of MedImmune, in MedImmune’s sole discretion, to attend as an observer all meetings of its Board of Directors and all committees thereof provided, however, that the Company reserves the right to exclude MedImmune’s representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, Company shall give written notice thereof to MedImmune prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings.

2.2 Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxies of the Stockholder and hereby grants a power of attorney to the Company’s President with full power of substitution, with respect to the election of persons as members of the Board of Directors in accordance with Section 2.1 above, and hereby authorizes him to represent and vote, if and only if the Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of Section 2.1, all of such Stockholder’s voting Company Securities in favor of the election of persons as members of the Board of Directors determined pursuant to and in accordance with the terms and provisions of Section 2.1 or to take any action necessary to effect the provisions of Section 2.1. Each of the proxy and power of attorney granted pursuant to this Section 2.2 is given in consideration of the agreements and covenants of the Company and the Stockholders in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable so long as this Agreement remains in effect.

Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to his or its voting Company Securities and shall not hereafter, so long as this Agreement remains in effect, purport to grant any other proxy or power of attorney with respect to any of his or its voting Company Securities, deposit any of his or its voting Company Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of his or its voting Company Securities, in each case, with respect to any of the matters set forth in this Section 2.2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 3

RESTRICTIONS ON TRANSFER

3.1 Transfer Restrictions.

(a) Restrictions on Transfer of Company Securities by all Stockholders. Notwithstanding anything to the contrary in Article 3, no Stockholder shall be permitted at any time to Transfer to any Person any Company Securities if (i) such Transfer would not be in compliance with applicable securities laws or (ii) would otherwise violate a material contract to which the Company is party. Any Transfer in violation of this Agreement (including this Article 3) shall be null and void ab initio, shall not be recorded on the books of the Company or by its transfer agent and shall not be recognized by the Company. No Stockholder shall Transfer to any Person any Company Securities except for Transfers in the nature of a distribution without consideration to the partners, members, stockholders, or direct or indirect beneficial owners of such Stockholder (as the case may be) or Transfers to any Affiliate of such Stockholder; provided, that the transferee shall hold such Company Securities subject to the same restrictions applicable hereunder to its transferor and shall agree in writing to be bound by the terms of this Agreement as a Stockholder.

ARTICLE 4

COVENANTS APPLICABLE TO DELIVERY OF FINANCIAL INFORMATION

The Company hereby agrees that so long as any Company Securities are held by any of the Stockholders and so long as such Stockholder then holds at least 10% of the capital stock of the Company on a Fully Diluted Basis, the Company shall comply with the following provisions.

4.1 Annual Statements. Within ninety (90) days after the close of each fiscal year of the Company, the Company will deliver to each such Stockholder an audited balance sheet of the Company (or unaudited as the case may be) as at the end of such year and audited statements of income and of cash flows of the Company for such year (or unaudited as the case may be), certified by certified public accountants of established regional reputation selected by the Company (or reviewed as the case may be), and prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”).

4.2 Material Lawsuits. Within ten (10) days after receipt of filings, the Company will deliver to each Stockholder the pleadings of any material lawsuits filed by or against the Company.

4.3 Notification of Defaults. Within ten (10) days after receipt of notification, the Company will deliver to each Stockholder notice of any material default or event of default received by the Company, including without limitation, notice of default on any loans or leases to which the Company is a party, or if any Person shall give any notice or take any other significant action in respect of a claimed material default or event of default under any material agreement to which the Company is a party or any material adverse event affecting the Company.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 5

AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS

The Company hereby agrees that so long as any Company Securities are held by any of the Stockholders, the Company shall comply with, and will cause any Subsidiaries to comply with, the following provisions:

5.1 Corporate Existence; Maintenance of Properties. The Company will preserve and keep in full force and effect its corporate existence and rights. The Company will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

5.2 Insurance. The Company will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company except as otherwise determined by the Board of Directors.

5.3 Taxes. The Company will pay and discharge, or cause to be paid and discharged, before the same become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its properties; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with the Company’s historical accounting practices applied on a basis consistent with prior periods; and provided, further, that the Company will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.

5.4 Stockholders of Company Securities. As a condition to the issuance of Company Securities to any Person, such Person shall become a party to this Agreement as a Stockholder.

5.5 Matters Requiring MedImmune Approval. So long as MedImmune or its Affiliates continues to hold Company Securities, the Company hereby covenants and agrees with each of the Stockholders that it shall not, without approval of the Stockholders, which approval must include the affirmative vote of MedImmune and which vote will be provided within five (5) business days upon confirmed receipt of the request of the Company by MedImmune or by the MedImmune board observer:

(a) Enter into or commit to enter into any Company Sale;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Enter into or commit to enter into any Deemed Liquidation Event (as defined in the Certificate of Incorporation);

(c) Incur any obligations for borrowed money in an amount in excess of [*] in 2016 and [*] starting in 2017 (whether secured or unsecured), should Company close on at least [*] of Initial Financing, any obligations evidenced by any bond, note, debenture or other evidence of debt or any guarantees (direct or indirect and however named) in respect of any obligations of third parties;

(d) Enter into Affiliate transactions;

(e) Except as required by law or stock market regulations, issue any publicity, press releases or public announcements relating to MedImmune and/or its Affiliates; or

(f) Liquidate or dissolve.

ARTICLE 6

MISCELLANEOUS

6.1 Conflicting Certificate of Incorporation or By-law Provisions. Each Stockholder shall vote his, her or its Company Securities, and shall take all actions necessary, to ensure that the Company’s Certificate of Incorporation and By-laws do not, from time to time, conflict with the provisions of this Agreement. Each Stockholder hereby represents and warrants that he, she or it has not granted any proxy and is not a party to or bound by any voting trusts with respect to his, her or its Company Securities, and that he, she or it is not party to or bound by any shareholder agreement or arrangement of any kind with any Person with respect to his, her or its Company Securities inconsistent with the provisions of this Agreement (whether or not such trust, agreement or arrangement is with other holders of Company Securities that are not parties to this agreement). In addition, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to his, her or its Company Securities, nor shall any Stockholder enter into any shareholder agreement or arrangement of any kind with any Person with respect to his, her or its Company Securities, inconsistent with the provisions of this Agreement (whether or not such trust, agreement or arrangement is with other holders of Company Securities that are not parties to this Agreement).

6.2 Transferees. So long as this Agreement is in effect, no Transfer of any Company Securities by any Stockholder otherwise permitted under Article 3 shall be effective unless the transferee agrees in writing to be bound by, and subject to, the provisions of this Agreement upon the same terms applicable to the transferor.

6.3 Legends. The Company and the Stockholders agree that, so long as this Agreement is in effect, all Company Securities now or hereafter held by any Stockholder will be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST __, 2016, AS

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED BY ANY STOCKHOLDER OF THE COMPANY UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS. ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS COVERING THESE SECURITIES, THE COMPANY MAY IN ITS REASONABLE DISCRETION REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO IT, AS A CONDITION TO ANY SUCH SALE, TRANSFER OR DISPOSITION.

Upon the execution hereof; each Stockholder agrees to return to the Company any outstanding certificates representing Company Securities so that, to the extent not already there, the foregoing legends may be placed thereon or, in the Company’s discretion, the Company may reissue such Company Securities with the above legends thereof; provided, that if any Stockholder fails to return such certificates, any existing restrictive legend on such certificates shall be deemed to be sufficient(a) to provide such Stockholder or any direct or indirect transferee of such Stockholder with notice of the existence of this Agreement. If any such Stockholder or any such direct or indirect transferee of such Stockholder requests a copy of any prior version of this Agreement that may be referred to in any such existing legend, the Company shall provide such person a copy of this Agreement.

The Company covenants to remove the foregoing legends from a particular Company Security to permit the Transfer of such Company Security under Rule 144 of the Securities Act if such Transfer is permitted in accordance therewith.

6.4 Waivers and Amendments.

(a) The rights and obligations of the Company and all other parties hereto under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended if and only if such waiver or amendment is consented to in writing by the Company, upon approval of a majority of the Board of Directors and the Stockholders holding a majority of the capital stock of the Company held by all Stockholders; provided, however, that if any amendment would materially and adversely change a specifically enumerated right or obligation hereunder of one or more Stockholders (the “Adversely Affected Stockholders”) in a way that is adverse to the Adversely Affected Stockholders and different from the manner in which such specifically enumerated right or obligation is changed with respect to other Stockholders, such amendment shall not be effective

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

as to any Adversely Affected Stockholder unless consented to by such Adversely Affected Stockholder (if only one) or by Adversely Affected Stockholders holding at least a majority of the Common Stock held by all Adversely Affected Stockholders on a Fully Diluted Basis. Each Stockholder shall be bound by any amendment or waiver effected in accordance with this Section, whether or not such Stockholder has consented to such amendment or waiver. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Stockholders who have not previously consented thereto in writing. Notwithstanding the foregoing, the addition by the Company of any Stockholder as a party to this Agreement shall not require the consent of any other party to this Agreement.

(b) No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.

6.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in their entirety all other or prior agreements, whether oral or written, with respect thereto.

6.7 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), confirmed electronic mail, reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

AbMed Corporation

65 Cummings Park Drive

Woburn, MA 01801

Attention: Ian Chan

Phone: (617) 225 0808

e-mail: ichan@abpro-labs.com

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with a copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.

CityPoint

230 Third Avenue, 4th Floor

Waltham, MA 02451

Attention: Joseph C. Marrow

Phone: (781) 697-2246

e-mail: jmarrow@mbbp.com

If to Abpro, addressed to:

Abpro Corporation

65 Cummings Park Drive

Woburn, MA 01801

Attention: Ian Chan

Phone: (617) 225 0808

e-mail: ichan@abpro-labs.com

If to MedImmune, addressed to:

MedImmune, Limited

Attn: Legal Department

Milstein Building,

Granta Park,

Cambridge,

CB21 6GH

United Kingdom

Attention: [*]

Phone: [*]

Email : [*]

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by confirmed electronic mail, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by confirmed electronic mail) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

6.8 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.9 Consent to Jurisdiction.

(a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 6.9 OF THIS AGREEMENT.

6.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

6.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ‘TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RELATED AGREEMENTS, DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.12 No Third Party Beneficiary. There are no third party beneficiaries of this Agreement.

6.13 Duration. This Agreement shall terminate upon the consummation of a Qualified Public Offering, provided, however, the provisions of Section 2.1(d), and Article 6 shall survive any termination of this Agreement.

6.14 Confidentiality. At no time during or after the term of this Agreement will a Stockholder directly or indirectly, disclose, divulge, render or offer any knowledge or information with respect to the affairs or plans of the Company or any of its Subsidiaries (“Confidential Information”), except in the course of the proper performance of its duties hereunder or as an

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

employee of or consultant to the Company or unless otherwise in the public domain, and each Stockholder acknowledges and agrees that any and all Confidential Information will be received by it and held in a confidential capacity. Notwithstanding the foregoing, a Stockholder may disclose Confidential Information (i) to its attorneys, Affiliates, consultants and other professionals and other Persons a Stockholder reasonably deems appropriate to the extent necessary, (ii) to any Affiliate of such Stockholder or to a partner, stockholder or Subsidiary of such Stockholder, or (iii) to the extent required by applicable law, regulation or legal process. Notwithstanding the foregoing, each Stockholder will exercise their best judgment to protect the confidentiality of Confidential Information.

6.15 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way he affected or impaired thereby.

(b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts hereof, each of which shall be an original, and all of which together shall constitute one instrument.

(e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission or by portable data format (pdf), or equivalent, file via electronic mail shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

(f) The parties acknowledge that each party and its counsel have jointly reviewed and drafted this document, and agree that the rule of construction and interpretation that drafting ambiguities are to be resolved against the drafting party shall not be employed.

6.16 Proportionate Adjustments on Stock Splits. In the event a stock split, stock dividend, combination, reorganization, capitalization, reclassification or other similar event involving Company Securities occurs after the date of this Agreement, the provisions of this Agreement referring to a number shares or price per share shall be subject to proportionate adjustment to reflect such event.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.17 Joinder. Additional parties may be added to this Agreement by execution and delivery of the joinder signature page attached hereto as Exhibit 1 by such new party and the Company. The execution and delivery of such signature page shall not constitute an amendment or waiver under this Agreement.

[signature pages follow]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential

IN WITNESS WHEREOF, the parties have duly executed and delivered, or caused to be duly executed and delivered, this Stockholders Agreement of AbMed Corporation as of the day and year first above written.

Company:

ABMED CORPORATION

By:	/s/ Ian Chang
Ian Chan, President

Stockholders:

ABPRO CORPORA ZION

By:	/s/ Ian Chang
Ian Chan, President

MEDIMMUNE LIMITED

By:	/s/ Jane Osbourn
Jane Osbourn

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential

EXHIBIT 1

JOINDER SIGNATURE PAGE

The undersigned, by execution below, hereby agrees to become party to the Stockholders Agreement of the Company dated as of August 26, 2016 in the capacity as a Stockholder, and agrees to be bound by the terms and conditions of said Stockholders Agreement in such capacity as of the date below.

Dated:                     , 20    .

Agreed and acknowledged:

ABMED CORPORATION

By:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment Agreement dated 11 November 2016 (the “Amendment”) to the Collaboration and License Agreement dated 26 August 2016 (the “Agreement”) is between

MedImmune Limited, a company incorporated in England whose registered office is Milstein Building, Granta Park, Cambridge, CB21 6GH, UK (“Licensor”);

AbMed Corporation a Delaware corporation with its principal place of business at 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904 (“Company”); and

AbPro Corporation, a Delaware corporation with its principal place of business at 65 Cummings Park Drive, Woburn, Massachusetts 01801 (“AbPro”).

Background

(A) WHEREAS, Licensor, Company and AbPro entered into the Agreement.

(B) WHEREAS, the Parties desire to amend certain terms of the Agreement.

Terms and Conditions

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor, Company and AbPro, intending to be legally bound, agree as follows:

1.	Definitions

1.1	Any capitalised terms not separately defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2.	Amendment

2.1	Article 1 of the Agreement is hereby amended to add the following definition as new Section 1.41:

“1.41 “[*] Agreement” means the [*] License Agreement between [*] and MedImmune, LLC dated [*], a redacted version of which is set forth in Appendix E hereto and which, for the purposes of this Agreement, shall be deemed an Upstream License.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

2.2	Article 2 of the Agreement is hereby amended to add the following new Section 2.1(a)(i) after Section 2.1 (a):

“2.1(a)(i) Subject to the terms of this Agreement and the [*] Agreement, Licensor hereby grants to Company solely within the FIELD OF USE and TERRITORY, a non-exclusive, non-sublicenseable, sublicense to use the MATERIALS and [*] INTELLECTUAL PROPERTY to make, have made, use, have used, Sell, have Sold, import and have imported COMMERCIALIZED PRODUCTS comprising or consisting of the Licensor Molecule and/or Product. For the purposes of this Section 2.1 (a) (i), the terms “FIELD OF USE”, “TERRITORY”, “MATERIALS”, “[*] INTELLECTUAL PROPERTY” and “COMMERCIALIZED PRODUCTS” shall have the meaning given to them in the [*] Agreement.”

2.3	Section 2.2 of the Agreement is hereby deleted in its entirety and is replaced with the following amended Section 2.2:

“2.2 Sublicenses. Subject to Sections 2.1(b) and 2.2(a) of the Agreement, any sublicense granted by Company to the Licensor Molecule IP shall be [*]. Licensor shall, [*], or in the event that [*]. Each sublicense granted hereunder shall be consistent with and comply with all terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement [*]. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 12.6. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.”

2.4	Article 2 of the Agreement is hereby amended to add the following new Section 2.2(a):

“2.2(a) [*] Sublicenses. Company shall not have the right to sublicense the rights granted pursuant to Section 2.1(a)(i).”

2.5	Section 2.3 of the Agreement is hereby deleted in its entirety and is replaced with the following amended Section 2.3:

“2.3 Upstream Licenses. Except as set forth in Section 2.3(a) below, Licensor shall at all times remain responsible for the payment of any royalty, milestone and other payment obligations, if any, due to Third Parties under any Upstream Licenses to which Licensor is bound and all such payments shall be timely made, or otherwise agreed, by the Licensor in accordance with the terms of the applicable Upstream License.”

2.6	Article 2 of the Agreement is hereby amended to add the following new Section 2.3(a):

“2.3(a) [*] Agreement. Company shall at all times comply with the provisions of the [*] Agreement to the extent that they relate to Licensor Molecule and/or Products and shall be responsible for [*] in respect of the [*]. The sublicense granted pursuant to Section 2.1 (a)(i) of this Agreement with respect to “MATERIALS” (as such term is defined in the [*] Agreement) and “[*] INTELLECTUAL PROPERTY” (as such term is defined in the [*] Agreement) is a sublicense under the license granted to MedImmune, LLC under the [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

Agreement and the rights and licenses sublicensed hereunder are subject to and limited by the terms and conditions of the [*] Agreement and Company acknowledges and agrees that the scope of such granted sublicense is no greater than the license granted to MedImmune, LLC under the [*] Agreement. Company hereby agrees that where there is a conflict between the terms of this Agreement and the [*] Agreement in relation to the “MATERIALS” (as such term is defined in the [*] Agreement) and “[*] INTELLECTUAL PROPERTY” (as such term is defined in the [*] Agreement) it shall be bound by the terms and conditions of the [*] Agreement solely as it concerns such MATERIALS and [*] INTELLECTUAL PROPERTY. Company further agrees to do all such lawful acts and all such things as may be reasonably necessary or desirable to enable MedImmune, LLC to comply with the [*] Agreement in relation to Company’s receipt of its sublicense hereunder. Licensor represents, warrants and covenants that it has the right to grant the licenses granted to Company pursuant to Section 2.1(a)(i).”

2.7	“Appendix B: Licensor Know-How” is hereby deleted in its entirety and is replaced with amended Appendix B attached hereto.

2.8	With respect to the Licensor Know-How identified in Appendix B as [*], the license grant from MedImmune set forth in Section 2.1(a) shall [*] and such license shall [*], it being acknowledged that Company shall be responsible for [*] associated therewith and [*] accordingly.

3.	Governing Law and Disputes

3.1	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the competent court located in Delaware with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

4.	Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire understanding between the Parties relating to the subject matter hereof and the Agreement is hereby ratified and confirmed by the Parties. Except as expressly amended by this Amendment, the Agreement amended shall remain unchanged and shall be in full force and effect.

IN WITNESS WHEREOF THE PARTIES SET THEIR NAMES HERETO ON THE DATE AND YEAR FIRST ABOVE WRITTEN

Signed	/s/ Jane Osbourn
for and on behalf of MedImmune Limited
Name: Jane Osbourn
Position: VP R&D MedImmune Ltd

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

Signed	/s/ Ian Chan
for and on behalf of AbMed Corporation
Name: Ian Chan
Position: CEO

Solely with respect to its obligations expressly set forth in Section 3.1, 3.2 and 4.1 of the Agreement:

Signed	/s/ Ian Chan
for and on behalf of AbPro Corporation
Name: Ian Chan
Position: CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

Appendix B: Licensor Know-How

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

Appendix E: [*] Agreement

[*] (18 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (the Second Amendment), dated as of this 1 day of November, 2017, is entered into by and between MedImmune Limited, a company incorporated in England and Wales whose registered office is Milstein Building, Granta Park, Cambridge, CB21 6GH, UK (“Licensor”), AbMed Corporation, a Delaware corporation with its principal place of business at 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904 (“Company”) and, solely with respect to the specified provisions hereof, AbPro Corporation, a Delaware corporation with its principal place of business at 65 Cummings Park Drive, Woburn, Massachusetts 01801 (“AbPro”), and relates to that certain License Agreement entered into by and between Company, AbMed and AbPro effective August 26, 2016 (as previously amended, the “Agreement”).

WHEREAS, the Parties are desirous of further amending the Agreement to, among other things, revise certain aspects of the ongoing performance of the Research Plan; and

WHEREAS, the capitalized terms used in this Second Amendment and not otherwise defined shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, in consideration of the P premises and the mutual promises hereinafter contained, the sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Research Plan. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following amended Section 3.1:

3.1 Research Plan. Within [*] of the Effective Date, AbPro shall develop in good faith, and provide to Licensor, a written plan for advancing the research and development of Research Plan Efforts to perform such Research Plan and to develop the Licensor Molecule (the “Research Plan”) Company shall use Commercially Reasonable Efforts to perform such Research Plan and to develop the Licensor Molecule towards a Product in compliance with all Applicable Laws. Such Commercially Reasonable Efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

Milestones required to be achieved to evidence use of Commercially Reasonable Efforts	Date milestone to be achieved
Investigational New Drug (IND) Application Filed with [*]	[*]
Phase [*] Studies, [*] Dosed	[*]
Phase [*] Studies, [*] Dosed	[*]
[*] for Regulatory Approval Filed with [*]	[*]
When [*] for Products First Exceeds [*]	[*]

2. Entire Agreement. The Agreement, as amended by this Second Amendment, constitutes the entire understanding between the Parties relating to the subject matter hereof and is hereby ratified and confirmed by the parties. Except as expressly amended by this Second Amendment, the Agreement shall remain unchanged and shall be in full force and effect.

Remainder of page intentionally left blank.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Second Amendment as of the date first written above.

Signed /s/ Jane Osbourn
for and on behalf of MedImmune Limited
Name: Jane Osbourn
Position: VP R&D

Signed /s/ Ian Chan
for and on behalf of AbMed Corporation
Name: Ian Chan
Position: CEO

Solely with respect to its obligations expressly set forth in Section 3.1, 3.2 and 4.1 of the Agreement:

Signed /s/ Ian Chan
for and on behalf of AbPro Corporation
Name: Ian Chan
Position: CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AGREEMENT (the “Third Amendment”), dated as of this 5 day of March, 2018, is entered into by and between MedImmune Limited, a company incorporated in England and Wales whose registered office is Milstein Building, Granta Park, Cambridge, CB21 6GH, UK (“Licensor”), AbMed Corporation, a Delaware corporation with its principal place of business at 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904 (“Company”) and, solely with respect to the specified provisions hereof, AbPro Corporation, a Delaware corporation with its principal place of business at 65 Cummings Park Drive, Woburn, Massachusetts 01801 (“AbPro”), and relates to that certain License Agreement entered into by and between Company, AbMed and AbPro effective August 26, 2016 (as previously amended, the “Agreement”).

WHEREAS, the Parties are desirous of further amending the Agreement to, among other things, revise certain aspects of the ongoing performance of the Research Plan; and

WHEREAS, the capitalized terms used in this Third Amendment and not otherwise defined shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, in consideration of the Parties’ continued business relationship, foregoing premises and the mutual promises hereinafter contained, the sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Research Plan. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following amended Section 3.1:

3.1 Research Plan. Within [*] of the Effective Date, AbPro shall develop in good faith, and provide to Licensor, a written plan for advancing the research and development of the Licensor Molecule (the “Research Plan”). Company shall use Commercially Reasonable Efforts to perform such Research Plan and to develop the Licensor Molecule towards a Product in compliance with all Applicable Laws. Such Commercially Reasonable Efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

Milestones required to be achieved to evidence use of Commercially Reasonable Efforts	Date milestone to be achieved
Investigational New Drug (IND) Application Filed with [*]	[*]
Phase [*] Studies, [*] Dosed	[*]
Phase [*] Studies, [*] Dosed	[*]
[*] for Regulatory Approval Filed with [*]	[*]
When [*] for Products First Exceeds [*]	[*]

2. Entire Agreement. The Agreement, as amended by this Third Amendment, constitutes the entire understanding between the Parties relating to the subject matter hereof and is hereby ratified and confirmed by the parties. Except as expressly amended by this Third Amendment, the Agreement shall remain unchanged and shall be in full force and effect.

Remainder of page intentionally left blank.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Third Amendment as of the date first written above.

Signed /s/ Jane Osbourn
for and on behalf of MedImmune Limited
Name:	Jane Osbourn
Position:	VP R&D

Signed /s/ Ian Chan
for and on behalf of AbMed Corporation
Name:	Ian Chan
Position:	CEO

Solely with respect to its obligations expressly set forth in Section 3.1, 3.2 and 4.1 of the Agreement:

Signed /s/ Ian Chan
for and on behalf of AbPro Corporation
Name:	Ian Chan
Position:	CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.